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                                                                     EXHIBIT 5.1


                                          June 18, 1998


Advanstar Communications Inc.
7500 Old Oak Boulevard
Cleveland, Ohio 44130-3369


Dear Ladies and Gentlemen:

         We are counsel to Advanstar Communications Inc., a New York corporation (the "Company") in connection with the registration on a Registration Statement on Form S-4 (the "Registration Statement") and the prospectus forming a part thereof (the "Prospectus") under the Securities Act of 1933, as amended, of $150,000,000 aggregate principal amount of the Company's 9-1/4% Senior Subordinated Notes due 2008 (the "Exchange Notes") and the related guarantees (the "Guarantees") of certain of the Company's subsidiaries named in the Registration Statement (the "Guarantors"). The Exchange Notes and the Guarantees are proposed to be issued under an indenture dated as of April 30, 1998 (the "Indenture") between the Company and the Bank of New York, as trustee, and the related Exchange and Registration Rights Agreement (the "Registration Rights Agreement"), dated April 30, 1998, among the Company, the Guarantors and the Initial Purchasers (as defined in the Registration Rights Agreement) in exchange for the Company's 9-1/4% Senior Subordinated Notes Due 2008 and related guarantees (the "Original Notes").

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. We have assumed that the Exchange Notes and the Guarantees will be executed and delivered as set forth in the Registration Statement, the Prospectus and the Letter of Transmittal set forth as an exhibit to the Registration Statement. We have assumed the genuineness of all signatures and the conformity to original documents of all copies of documents submitted to us as copies, whether certified or not. We have assumed the conformity of the certificates for the Exchange Notes and the Guarantees to the specimens of the certificates, which are included as an exhibit to the Registration Statement. We have assumed that the Exchange Notes, the Guarantees and the Indenture have been duly authorized, executed and authenticated in accordance with the terms of the Indenture by each of the parties thereto. Our opinion expressed herein with respect to the validly and binding effect of the Exchange Notes and the Guarantees is qualified to the extent that the validity and binding effect thereof may be limited by (i) applicable bankruptcy, reorganization, arrangements, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect and (ii) general principles of equity (whether considered in a proceeding of law or in equity).

         We are members only of the bar of the Commonwealth of Massachusetts and therefore do not hold ourselves out as experts in, and express no opinion as to, the laws of any other state or
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Advanstar Communications Inc.
June 18, 1998
Page 2

jurisdiction other than the laws of the Commonwealth of Massachusetts and the federal laws of the United States of America. The Indenture and the Exchange Notes provide that each is governed by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof. We have assumed for purposes of this opinion that the substantive laws of the State of New York are the same as the substantive laws of the Commonwealth of Massachusetts. We have also assumed that the choice of law provisions of the Indenture and the Exchange Notes would be given effect.

         Based upon and subject to the foregoing, we are of the opinion that the Exchange Notes and the Guarantees, when duly executed and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Original Notes as contemplated in the Prospectus, will be valid and binding obligations of the Company.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.

                                            Very truly yours,

                                            /s/ Testa, Hurwitz & Thibeault, LLP

                                            TESTA, HURWITZ & THIBEAULT, LLP